Exhibit 10.3

CONFIDENTIAL

SPONSOR SUPPORT AGREEMENT

THIS SPONSOR SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of April 8, 2026, by and among Samara Special Opportunities, a Cayman Islands exempted company (“Purchaser Sponsor”), Investcorp AI Acquisition Corp., a Cayman Islands exempted company (together with its successors, “Purchaser”, and following the Closing, the “Surviving Company”) and Blue Finance Technology Holding Limited, an Irish company limited by shares (the “Seller”). Purchaser Sponsor, Purchaser, and Seller are sometimes referred to herein collectively as the “Parties” and individually as a “Party.” Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS:

A. As of the date hereof, Purchaser Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of 4,528,124 Class A ordinary shares, 1 Class B ordinary shares and 11,261,250 private placement warrants.

B. Contemporaneously with the execution and delivery of this Agreement, (i) Purchaser, (ii) Seller, (iii) Beckwell One Limited, an Irish company limited by shares in the process of re-registration as a public limited company (“Beckwell”), (iv) Oliver Larholt, (together with Beckwell, the “Sponsors”), and (v) Eaton One Limited, a Cayman Islands exempted company, have entered into a Business Combination Agreement (as amended or modified from time to time, the “Business Combination Agreement”), dated as of the date hereof.

C. Subject to the terms and conditions of the Business Combination Agreement, the Parties shall consummate the SPAC Merger, pursuant to which Merger Sub will be merged with and into Purchaser, with Purchaser being the surviving entity, following which the separate company existence of Merger Sub shall cease and Purchaser shall continue as the Surviving Company.

D. As a condition and an inducement to the Purchaser, Seller and the Sponsors to enter into the Business Combination Agreement and to consummate the transactions contemplated therein, the Parties desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Binding Effect of Business Combination Agreement. Purchaser Sponsor hereby acknowledges that it has read the Business Combination Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. Purchaser Sponsor agrees not to, directly or indirectly, take any action, or authorize or knowingly permit any of its Affiliates or representatives to take any action on its behalf, that would be a breach of Section 6.6 (No Solicitation) or Section 6.14 (Public Announcements) of the Business Combination Agreement if such action were taken by Purchaser.

CONFIDENTIAL

2. No Transfer. During the period commencing on the date hereof and ending on the earlier of (a) the Closing Date and (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Article VIII thereof (the earlier of clauses (a) and (b), the “Expiration Time”), Purchaser Sponsor shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “SEC”) (other than the Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any SPAC Securities or any other shares of capital stock or warrants of Purchaser that Purchaser Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) to which Purchaser Sponsor has voting rights (collectively, “Subject Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii); provided, however, that the foregoing restrictions shall not apply to any of the following transfers of Subject Securities (each, a “Permitted Transfer”):

(A) transfers to any Affiliate of Purchaser Sponsor, provided that such Affiliate agrees in writing to be bound by the terms of this Agreement to the same extent as Purchaser Sponsor;

(B) transfers to any officer, director, employee, partner, member or equityholder of Purchaser Sponsor or any of its Affiliates, or to any immediate family member of, or trust for the benefit of, any of the foregoing, provided that such transferee agrees in writing to be bound by the terms of this Agreement to the same extent as Purchaser Sponsor;

(C) transfers by gift to a charitable organization or by virtue of the laws of descent and distribution upon the death of Purchaser Sponsor (if an individual) or any of its direct or indirect equityholders, provided that in each case the donee or distributee agrees in writing to be bound by the terms of this Agreement to the same extent as Purchaser Sponsor;

(D) transfers pursuant to a qualified domestic order, court order or in connection with a divorce settlement, provided that the transferee agrees in writing to be bound by the terms of this Agreement to the same extent as Purchaser Sponsor;

(E) pledges of Subject Securities as security or collateral in connection with any borrowing or the incurrence of any indebtedness by Purchaser Sponsor or any Affiliate of Purchaser Sponsor; provided that any foreclosure on such Subject Securities shall be subject to the restrictions set forth in this Section 2;

(F) transfers with the prior written consent of Purchaser; provided that in each case the transferee agrees in writing to be bound by the terms of this Agreement to the same extent as Purchaser Sponsor; and

(G) transfers pursuant to, or as expressly contemplated by, the Business Combination Agreement or any Ancillary Document.

CONFIDENTIAL

3. New Shares. In the event that (a) any SPAC Securities, or other equity securities of Purchaser are issued to Purchaser Sponsor after the date of this Agreement pursuant to (i) any stock dividend, stock split, recapitalization, reclassification, combination or exchange of SPAC Securities of, on, or affecting the SPAC Securities owned by Purchaser Sponsor or otherwise, or (ii) by conversion pursuant to the terms of the loans issued, or to be issued, to Purchaser Sponsor by Purchaser evidencing Purchaser Sponsor’s deposits of up to and aggregate of $486,611.02 into the Trust Account to extend the timeline to complete a business combination (each a “Purchaser Sponsor Loan” and, collectively, the “Purchaser Sponsor Loans”); provided, that such conversion of the Purchaser Sponsor Loans shall occur only to the extent any amounts remain outstanding under such loans after taking into account any reimbursements paid to the Purchaser Sponsor in respect of outstanding amounts under such loans (and only up to the maximum aggregate amount allowable), or (b) Purchaser Sponsor purchases or otherwise acquires beneficial ownership of any SPAC Securities or other equity securities of Purchaser after the date of this Agreement, or (c) Purchaser Sponsor acquires the right to vote or share in the voting of any SPAC Securities or other equity securities of Purchaser after the date of this Agreement (such SPAC Securities or other equity securities of Purchaser, collectively the “New Securities”), then such New Securities acquired or purchased by Purchaser Sponsor shall be subject to the terms of this Agreement to the same extent as if they constituted the SPAC Securities owned by Purchaser Sponsor as of the date hereof.

4. Support Agreements.

(a) At any meeting of the shareholders of Purchaser, however called, or at any adjournment or postponement thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of Purchaser is sought, Purchaser Sponsor shall (i) appear at each such meeting or otherwise cause all of its SPAC Ordinary Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its Subject Securities:

(i) in favor of each of the Transactions and in favor of any proposal in respect of an Extension Amendment;

(ii) against (or otherwise withhold written consent of, as applicable) any business combination or any proposal relating to a business combination (in each case, other than as contemplated by the Business Combination Agreement);

(iii) against (or otherwise withhold written consent of, as applicable) any merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Purchaser (other than the Business Combination Agreement and the transactions contemplated thereby);

(iv) against (or otherwise withhold written consent of, as applicable) any change in the business, management or board of directors of Purchaser (other than (x) in connection with the Business Combination Agreement and the transactions contemplated thereby, or (y) any such change expressly approved in advance in writing by Purchaser Sponsor); and

CONFIDENTIAL

(v) against (or otherwise withhold written consent of, as applicable) any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Agreement or the Business Combination Agreement or any of the transactions contemplated hereby or thereby, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Purchaser or Merger Sub under the Business Combination Agreement, (C) result in any of the conditions set forth in the Business Combination Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, Purchaser; other than, with respect to clause (D), (I) any capitalization changes expressly required by the Business Combination Agreement or any Ancillary Document, (II) the conversion of any Purchaser Sponsor Loans in accordance with their terms, or (III) any action approved in advance in writing by Purchaser Sponsor.

Purchaser Sponsor hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing, and shall not deposit any of its SPAC Ordinary Shares in a voting trust, grant any proxy or power of attorney with respect to any of its SPAC Ordinary Shares or subject any of its SPAC Ordinary Shares to any arrangement or agreement with respect to the voting of such SPAC Ordinary Shares unless specifically requested to do so by Seller and Purchaser in writing in connection with the Business Combination Agreement, the Ancillary Documents or the transactions contemplated thereby.

(b) Purchaser Sponsor agrees that, if Purchaser seeks shareholder approval of the Transactions contemplated by the Business Combination Agreement or any Ancillary Documents, Purchaser Sponsor shall not redeem any Subject Securities owned by it in conjunction with such shareholder approval or the transactions contemplated thereby.

(c) During the period commencing on the date hereof and ending on the Expiration Time, Purchaser Sponsor shall not modify or amend any Contract between or among Purchaser Sponsor or any of its Affiliates (other than Purchaser or any of its Subsidiaries), on the one hand, and Purchaser or any of Purchaser’s Subsidiaries, on the other hand; provided, however, that the foregoing shall not restrict (i) any modification required by applicable Law, (ii) any modification expressly contemplated by the Business Combination Agreement or any Ancillary Document, or (iii) any modification approved in writing by Seller.

5. Payment Obligations of Purchaser after the Closing.

The Parties agree that after the Closing, the funds in the Trust Account, and any other funds of Purchaser shall first be used to pay, in the following order (i) any third party debt or fees owned by the Target Companies, (ii) any insurance payments owed by the Target Companies, Seller, or the Surviving Company, (iii) the Seller’s Expenses and the Purchaser’s Expenses (pari passu). Any remaining cash will be used by the Surviving Company for working capital and general corporate purposes.

CONFIDENTIAL

6. No Actions. Purchaser Sponsor hereby agrees not to commence or participate in any claim, derivative or otherwise, against Seller, Purchaser or any of their respective Affiliates (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement (other than in connection with any material amendment to this Agreement entered into without Purchaser Sponsor’s prior written consent) or (b) alleging a breach of any fiduciary duty of the board of directors of Purchaser in connection with this Agreement, the Business Combination Agreement or the transactions contemplated thereby; provided, however, that the foregoing shall not prevent Purchaser Sponsor from commencing any claim arising from (i) fraud or willful misconduct by any member of the board of directors of Purchaser, or (ii) any breach of this Agreement or the Business Combination Agreement by Seller.

7. Permitted Disclosure. Purchaser Sponsor hereby authorizes each of Purchaser, Seller, and their respective Subsidiaries to publish and disclose, in any announcement, filing or disclosure required to be made by any Order or other applicable Law or the rules of any national securities exchange or as requested by the SEC, Purchaser Sponsor’s identity and ownership of equity securities of Purchaser and Purchaser Sponsor’s obligations under this Agreement.

8. Anti-Dilution Waiver. Purchaser Sponsor hereby agrees that Purchaser Sponsor shall waive, and hereby does waive, any and all anti-dilution or similar rights (if any) that may otherwise be available under applicable Law or pursuant to any Contract between or among Purchaser Sponsor or any Affiliate of Purchaser Sponsor (other than Purchaser or any of its Subsidiaries), on the one hand, and Purchaser or any of Purchaser’s Subsidiaries, on the other hand, with respect to the transactions contemplated by the Business Combination Agreement as in effect on the date of this Agreement, and that it shall not take any action in furtherance of exercising any such rights; provided, however, that such waiver shall not apply with respect to any material amendment to the Business Combination Agreement entered into after the date hereof that adversely affects Purchaser Sponsor’s economic interests without Purchaser Sponsor’s prior written consent.

9. Stop Orders. Purchaser hereby agrees to (a) place a stop order on Purchaser Sponsor’s SPAC Ordinary Shares, including those which may be covered by a registration statement, and (b) notify Purchaser’s transfer agent in writing of such stop order and the restrictions on such SPAC Ordinary Shares and direct Purchaser’s transfer agent not to process any attempts by Purchaser Sponsor to transfer any SPAC Ordinary Shares; for the avoidance of doubt, the obligations of Purchaser under this Section 9 shall be deemed to be satisfied by the existence of any similar stop order and restrictions currently existing on Purchaser Sponsor’s SPAC Ordinary Shares.

10. No Inconsistent Agreement. Purchaser Sponsor hereby agrees and represents and covenants that Purchaser Sponsor has not entered into, and shall not enter into, any agreement that would materially restrict, limit or interfere with the performance of Purchaser Sponsor’s obligations hereunder, other than agreements entered into in the ordinary course of business that do not, individually or in the aggregate, have a material adverse effect on Purchaser Sponsor’s ability to perform its obligations hereunder.

CONFIDENTIAL

11. Further Assurances. Purchaser Sponsor shall execute and deliver such documents and take such action necessary to consummate the transactions contemplated by the Business Combination Agreement on the terms and subject to the conditions set forth therein and herein.

12. A&R Registration Rights Agreement. On the Closing Date, Purchaser Sponsor shall deliver to Purchaser and the Seller a duly executed copy of the A&R Registration Rights Agreement.

13. Representations and Warranties of Purchaser Sponsor. Purchaser Sponsor represents and warrants to Purchaser and the Seller as follows:

(a) Organization; Due Authorization. Purchaser Sponsor is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within Purchaser Sponsor’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of Purchaser Sponsor. This Agreement has been duly executed and delivered by Purchaser Sponsor and, assuming due authorization, execution and delivery by the other Parties, this Agreement constitutes a legally valid and binding obligation of Purchaser Sponsor, enforceable against Purchaser Sponsor in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of Purchaser Sponsor.

(b) Ownership. Purchaser Sponsor is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good title to, all of its SPAC Securities and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such SPAC Securities (other than transfer restrictions under the Securities Act)) affecting any such SPAC Securities, other than Liens pursuant to (i) this Agreement, (ii) Purchaser’s and Purchaser Sponsor’s Organizational Documents, (iii) the Business Combination Agreement, (iv) the agreements entered into by Purchaser Sponsor with Purchaser in connection with Purchaser’s initial public offering or (v) any applicable securities Laws. Purchaser Sponsor’s SPAC Securities are the only equity securities in Purchaser owned of record or beneficially by Purchaser Sponsor on the date of this Agreement, and none of Purchaser Sponsor’s SPAC Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such SPAC Ordinary Shares, or the SPAC Ordinary Shares underlying SPAC Units or SPAC Warrants. Other than the SPAC Securities, Purchaser Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of Purchaser or any equity securities convertible into, or which can be exchanged for, equity securities of Purchaser.

(c) No Conflicts. The execution and delivery of this Agreement by Purchaser Sponsor does not, and the performance by Purchaser Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the Organizational Documents of Purchaser Sponsor or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon Purchaser Sponsor or Purchaser Sponsor’s SPAC Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Purchaser Sponsor of its, his or her obligations under this Agreement.

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(d) Litigation. There are no Actions pending against Purchaser Sponsor, or to the knowledge of Purchaser Sponsor threatened against Purchaser Sponsor, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Purchaser Sponsor of its, his or her obligations under this Agreement. Purchaser Sponsor has not instigated an Action regarding the transactions contemplated in the Business Combination Agreement.

(e) Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by Purchaser Sponsor, for which Purchaser or any of its Affiliates may become liable.

(f) Affiliate Arrangements. Except as set forth on Schedule 13(f), neither Purchaser Sponsor nor, to the knowledge of Purchaser Sponsor, any Person in which Purchaser Sponsor has a direct or indirect legal, contractual or beneficial ownership of ten percent (10%) or more is party to, or has any rights with respect to or arising from, any material Contract with Purchaser or its Subsidiaries.

(g) Acknowledgment. Purchaser Sponsor understands and acknowledges that each of Purchaser, Seller and Sponsors is entering into the Business Combination Agreement in reliance upon Purchaser Sponsor’s execution and delivery of this Agreement.

14. Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Expiration Time and (b) the written agreement of Purchaser Sponsor, Purchaser and Seller. Upon such termination of this Agreement, all obligations of the Parties hereunder will terminate, without any liability or other obligation on the part of any Party to any Person in respect hereof or the transactions contemplated hereby, and no Party shall have any claim against another (and no person shall have any rights against such Party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any Party from liability arising in respect of any breach of this Agreement prior to such termination. Sections 14 through 15 shall survive the termination of this Agreement.

15. Miscellaneous. The provisions of Sections 10.4 (Counterparts), 10.5 (Governing Law; Dispute Resolution), 10.7 (Waiver of Jury Trial), 10.8 (Notices), and 10.12 (Specific Performance) of the Business Combination Agreement are hereby incorporated and made part hereof, mutatis mutandis.

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CONFIDENTIAL

In Witness Whereof, Purchaser Sponsor, Purchaser and Seller have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

PURCHASER SPONSOR:

SAMARA SPECIAL OPPORTUNITIES

By:	/s/ Vikas Mittal
Name:	Vikas Mittal
Title:	Managing Member

PURCHASER:

INVESTCORP AI ACQUISITION CORP.

By:	/s/ Vikas Mittal
Name:	Vikas Mittal
Title:	Managing Member

SELLER:

BLUE FINANCE TECHNOLOGY HOLDING LIMITED

By:	/s/ Oliver Larholt
Name:	Oliver Larholt
Title:	Chief Executive Officer